                                   SCHEDULE 14A

                                 (RULE 14A-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                             SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /

Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of Commission only (as permitted by Rule 14a-6(e)(2))

                           NICHOLS  RESEARCH  CORPORATION

                    (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)   Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount previously paid: ____________________________________________


     (2)   Form, Schedule or registration statement no.:_______________________


     (3)   Filing party:_______________________________________________________


     (4)   Date Filed:_________________________________________________________

                     NICHOLS RESEARCH CORPORATION
                     4090 Memorial Parkway, South
                        Post Office Box 400002
                    Huntsville, Alabama 35815-1502

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD
                           January 14, 1999


TO THE SHAREHOLDERS OF NICHOLS RESEARCH CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nichols Research Corporation (the "Company") will be held in the Company Auditorium, Corporate Headquarters, 4090 Memorial Parkway, South, Huntsville, Alabama, on January 14, 1999, at 5:00 p.m. local time for the following purposes:

           1. To elect thirteen (13) Directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

           2. To consider and vote on an amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan to increase the number of shares of common stock for issuance thereunder by 1,000,000 shares (designated as Proposal 2 in the accompanying Proxy Statement).

           3. To consider and vote on an amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan to change the exercise price of options issued under that plan to 85% of the fair market value of the common stock on the first day of the Option Period or the last day of the Option Period, whichever is less (designated as Proposal 3 in the accompanying Proxy Statement).

           4. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current year (designated as Proposal 4 in the accompanying Proxy Statement).

           5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on November 27, 1998, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     Copies of the Company's Annual Report to Shareholders and Form 10-K for the fiscal year ended August 31, 1998, are enclosed.

                                 By order of the Board of Directors,


                                 Patsy L. Hattox
                                 Secretary
Huntsville, Alabama
December 7, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND SO VOTE AT THAT TIME. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                     NICHOLS RESEARCH CORPORATION
                     4090 Memorial Parkway, South
                        Post Office Box 400002
                    Huntsville, Alabama  35815-1502

                            PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nichols Research Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on January 14, 1999, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention as to each of the four proposals. Proposals 1, 2, 3, and 4 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the directions, if any, made by the shareholder or, if directions are not made, will be voted in favor of Proposals 1, 2 3, and 4.

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone, facsimile, or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about December 9, 1998, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and attached Notice to holders of its common stock.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     The close of business on November 27, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

                                GENERAL

     A majority of the shareholders entitled to vote must be present in person, or be represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

     Election of each director and approval of Proposals 2, 3 and 4 discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. The Company's Certificate of Incorporation and Bylaws do not contain any provisions concerning the treatment of abstentions and broker non-votes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker non-votes; however, the Company will treat broker non-votes as present for purposes of calculating the quorum but as absent for purposes of calculating votes cast for or against a proposal or nominee. The Board of Directors recommends that you vote FOR each nominated director and FOR Proposals 2, 3 and 4.

          COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     As of November 3, 1998, there were outstanding 13,854,932 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders.

     The following table sets forth information as of November  3,  1998, as to
(a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company; (b) the shares of such Common Stock beneficially owned by the directors and nominees of the Company;
(c) the shares of such Common Stock beneficially owned by Chris H. Horgen, the Company's Chairman of the Board, and by Michael J. Mruz, the Company's Chief Executive Officer, James C. Moule, Michael W. Solley and James M. Coward, the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"); and (d) the shares of such Common Stock beneficially owned by all executive officers and directors of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to his shares.


                                                               Percent of Total
                                         Number of Shares      Common Stock
Names(1)                                 Beneficially Owned    Outstanding (2)
--------                                 ------------------    ----------------

More than 5% Shareholders who
are not Directors or Nominees
-----------------------------------

David L. Babson and Co., Inc.                1,415,800             10.2%
Palisade Capital Management, L.L.C.          1,188,509              8.6%


Directors and Nominees
-----------------------------------

Chris H. Horgen                                462,875 (3)          3.0%
Michael J. Mruz                                318,730 (4)          2.3%
Roy J. Nichols                                 418,498 (5)          3.0%
Patsy L. Hattox                                 63,208 (6)             *
Phil E. DePoy                                    6,250 (7)             *
Roger P. Heinisch                               24,501 (8)             *
William E. Odom                                 11,000 (9)             *
James R. Thompson, Jr.                           5,000 (10)            *
John R. Wynn                                    19,002 (11)            *
Thomas L. Patterson                            762,150 (12)         5.5%
Daniel W. McGlaughlin                            5,000                 *
David Friend                                    22,400                 *
Charles A. Leader                                    0                 *

Named Executive Officers who
are not Directors or Nominees
-----------------------------------

James C. Moule                               50,708 (13)               *
Michael W. Solley                            28,224 (14)               *
James M. Coward                              17,438 (15)               *


All Directors and Executive
Officers as a Group (22 Persons)          2,710,089 (16)            19.6%
-----------------------------------
____________________
*  Less than 1%

(1) The addresses for all persons listed above are in care of the Company with the following exceptions: David L. Babson and Co., Inc., One Memorial Drive, Cambridge, MA 02142-1300; Palisade Capital Management, L.L.C., One Bridge Plaza, Suite 695, Fort Lee, NJ 07024; Roy J. Nichols, 2430 Covemont Drive, Huntsville, AL 35801; Phil E. DePoy, 195 North Harbor Drive, Apt. 4601, Chicago, IL 60601; Roger
     P. Heinisch, 23620 Olinda Trail, Scandia, MN 55071; William E. Odom, 3627 Everette Street, N.W., Washington, DC 20008; James R. Thompson, Jr., 416 Randolph Avenue, Huntsville, AL 35801; Daniel W. McGlaughlin, 3430 Tuxedo Road, Atlanta, GA 30305; and David Friend, 267 Claredon Street, Boston, MA 02116.

(2) Shares issuable under options exercisable within 60 days are considered outstanding for the purpose of calculating the percentage of Common Stock owned by each executive officer, director and more than 5% shareholder who has options exercisable within 60 days, but such shares are not to be considered outstanding with respect to any other executive officer, director, or more than 5% shareholder.

(3) Includes 2,474 shares held by an adult child who is a member of Mr. Horgen's household and 99,000 shares held directly by Mr. Horgen's spouse.

(4) Includes 150,000 shares which are subject to immediately exercisable options held by Mr. Mruz, 53,050 shares held in a revocable trust, of which both Mr. Mruz and his spouse are trustees, 450 shares held in Mr. Mruz's individual retirement account, and 230 shares held in his spouse's individual retirement account.

(5) Represents 93,667 shares held in a revocable trust for Mr. Nichols and his spouse, of which both are trustees, 165,468 shares held in the Roy J. Nichols and Susan Mary Nichols Charitable Remainder Unitrust, of which Mr. Nichols is the sole trustee, and 159,363 shares held in the Nichols Charitable Remainder Unitrust No. 2, of which both Mr. and Mrs. Nichols are trustees.

(6) Includes 333 shares which are subject to immediately exercisable options held by Ms. Hattox.

(7) Includes 3,500 shares which are subject to immediately exercisable options held by Dr. DePoy.

(8) Includes 6,500 shares which are subject to immediately exercisable options held by Dr. Heinisch.

(9) Includes 6,500 shares which are subject to immediately exercisable options held by General Odom.

(10) Includes 2,000 shares which are subject to immediately exercisable options held by Mr. Thompson.

(11) Includes 5,000 shares which are subject to immediately exercisable options held by Mr. Wynn.

(12) Includes 440 shares which are subject to immediately exercisable options held by Mr. Patterson.

(13) Includes 10,502 shares which are subject to immediately exercisable options held by Mr. Moule and 300 shares held directly by Mr. Moule's spouse.

(14) Includes 17,742 shares which are subject to immediately exercisable options held by Mr. Solley.

(15) Includes 1,501 shares which are subject to immediately exercisable options held by Mr. Coward.

(16) Includes 225,517 shares which are subject to stock options exercisable within 60 days, 119,300 shares owned by the spouses of three officers, 180,000 shares held jointly by an officer and his spouse, 306,080 shares held in trust by two officers and their spouses, 165,468 shares held in trust by an officer who is the sole trustee, 450 shares held in the individual retirement account of an 0officer, 230 shares held in the individual retirement account of an officer's spouse, 20 shares held by minor children of an officer, and 2,474 shares held by an adult child who is a member of an officer's household.

                              PROPOSAL 1
                         ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of members of the Board of Directors at thirteen (13) by resolution pursuant to authority granted in the Bylaws of the Company. The Board of Directors proposes that the thirteen (13) nominees listed below be elected as directors, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, twelve of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     The names of the nominees for directors, together with certain information regarding them, are as follows:


                                                                                                                  Director
NAME                             AGE          Position                                                            Since
----                             ---          --------                                                            --------

Chris H. Horgen                  52           Chairman of the Board                                               1976
Michael J. Mruz                  53           Chief Executive Officer and Director                                1994
Charles A. Leader                47           President, Chief Operating Officer, and Director Nominee               -
Roy J. Nichols                   60           Senior Vice President and Vice Chairman                             1976
Patsy L. Hattox                  49           Chief Administrative Officer, Corporate Vice President,             1980
                                                 Secretary, and Director
Roger P. Heinisch                60           Director                                                            1984
John R. Wynn                     54           Director                                                            1985
William E. Odom                  66           Director                                                            1991
James R. Thompson, Jr.           62           Director                                                            1992
Phil E. DePoy                    63           Director                                                            1994
Thomas L. Patterson              56           Chairman of Nichols TXEN Corporation and Director                   1997
Daniel W. McGlaughlin            62           Director                                                            1998
David Friend                     50           Director                                                            1998

     Chris H. Horgen, Roy J. Nichols, and Patsy L. Hattox are employed by the Company in the positions set forth above, and have been employed by the Company for more than five years.

      Michael J. Mruz became President of the Company on August 16, 1994, its Chief Operating Officer and a Director on September 1, 1994, and its Chief Executive Officer on September 1, 1997. From 1989 to 1994, Mr. Mruz served as Executive Vice President, Chief Financial and Administrative Officer, and a member of the Board of Directors of BDM International, Inc. ("BDM"), a defense
contractor.   While  at  BDM,  Mr.  Mruz held the positions of  Corporate  Vice
President from 1988 to 1989, Vice President/General Manager of BDM's Huntsville Technology Center from 1983 to 1988, Vice President, Systems Design and Analysis from 1979 to 1983, and various management and technical positions from 1974 to 1979.

     Charles A. Leader became President and Chief Operating Officer of the Company on November 2, 1998. From 1997 to 1998, Mr. Leader served as President of Hughes Information Systems, an information systems, training, and professional services company of Hughes Aircraft Company. While at Hughes, Mr. Leader served as President of Hughes Information Technology Systems from 1995 to 1997 and as a Transition Executive for Hughes Aircraft Company from 1994 to 1995. From 1984 to 1994, Mr. Leader held the positions of Associate, Senior Associate, Engagement Manager, Senior Engagement Manager and Principal at McKinsey & Company, Inc., a management consulting firm.

     Dr. Heinisch is formerly Vice President, Engineering, of Alliant Techsystems, Inc., a defense contractor, having retired in 1998. He was employed by Alliant Techsystems, Inc. from 1990 to 1998. Dr. Heinisch was employed by Honeywell, Inc., a defense contractor, from 1968 to 1990. While at Honeywell, Dr. Heinisch held the positions of Vice President of Manufacturing and Materials Operations of the Defense Systems Group from 1989 to 1990, Vice President and Deputy, Science and Technology from 1988 to 1989, Vice President of Flight Systems Operations from 1985 to 1988, and Vice President for Honeywell's System and Research Center from 1982 to 1985.

     Mr. Wynn is a practicing attorney in Huntsville, Alabama, and has been a member of the law firm of Lanier Ford Shaver & Payne, P.C., and its predecessors since 1970. The firm has served as general counsel to the Company since 1983.

     Lt. Gen. (Ret.) Odom has served as Director of National Security Studies for Hudson Institute, a nonprofit organization which analyzes, evaluates, and formulates foreign, military, and domestic policy, since 1988. He also serves as an adjunct professor at Yale University. In 1988, General Odom retired from the Army after 34 years of service. At the time of his retirement, General Odom was Director of the National Security Agency and Chief, Central Security Service, at Fort George Meade, Maryland. As Director of the National Security Agency from 1985 to 1988, General Odom was responsible for the agency's work in signal intelligence and communications security, and was the principal signal intelligence advisor to the Secretary of Defense, the Director of Central Intelligence, and the Joint Chiefs of Staff.

     Mr. Thompson has been Executive Vice President of Orbital Sciences Corporation, a space technology company, since 1991. From 1989 to 1991, he served as Deputy Administrator for the National Aeronautics and Space Administration (NASA). From 1986 to 1989, he served as the Director of NASA's Marshall Space Flight Center. From 1983 to 1986, he was the Deputy Director for Technical Operations for Princeton Applied Physics Laboratory.

     Dr. DePoy has served as President of the National Opinion Research Center ("NORC"), a non-profit corporation engaged in survey research for the public interest and affiliated with the University of Chicago, since 1992. From 1985 to 1992, Dr. DePoy served as Distinguished Senior Fellow and President and Chief Executive Officer (CEO) of the Center for Naval Analyses (CNA) located in Alexandria, Virginia. CNA's research efforts include operations analysis, systems analysis, and systems engineering efforts for the Navy and other government agencies. He served in a variety of capacities at CNA from 1959 through 1991, beginning as an analyst and field representative. He became CNA's President and CEO in 1995.

     Mr. Patterson is Chairman of the Board of Directors of Nichols TXEN Corporation, a wholly-owned subsidiary of the Company. He has been active in the healthcare, managed care, and insurance markets since 1980. Mr. Patterson was co-founder and President of TXEN, Inc., an information technology and administrative services company for managed care organizations, from 1989 to 1997. TXEN, Inc., was acquired by the Company on August 29, 1997, when it was merged into Nichols TXEN Corporation. From 1980 to 1989, Mr. Patterson was President of SEAKO, Inc., an information technology company for practice management and managed care systems.

     Dr. McGlaughlin is formerly President and Chief Executive Officer of Equifax, Inc., an information services provider, having retired in 1998. He served as President and Chief Operating Officer of Equifax from 1993 to 1996. He was elected to the Equifax Board of Directors in 1990. Prior to joining Equifax, Dr. McGlaughlin was Vice President of General Electric Corporation
(GE) and President of Calma, a technology-based subsidiary of GE, from 1984 to 1989. He joined GE in 1983 and served as Vice President of Corporate Information Systems, with responsibility for negotiating computer product and software purchases for GE and managing the corporate technical staff. Before joining GE, Dr. McGlaughlin was employed for 24 years with International Business Machines Corporation (IBM). He held numerous managerial positions at IBM, including Vice President - Manufacturing and Engineering, and Vice President - Marketing of the office products division.

     Mr. Friend is the Chairman and Chief Executive Officer of FaxNet Corporation, a telecommunications company specializing in enhanced facsimile services. Prior to founding FaxNet in 1995, Mr. Friend was the Chairman and co-founder of Pilot Software, Inc., a software company which pioneered the commercial marketplace for executive information systems (EIS) and multi-dimensional databases. Before founding Pilot Software, Inc., in June of 1983, Mr. Friend was Chairman and founder of Computer Pictures Corporation, one of the first microcomputer software companies to pioneer the use of integrated data and graphics for business analysis. Prior to founding Computer Pictures, he was President of ARP Instruments, an audio hardware manufacturer.

     Mr. Horgen serves as a director of SouthTrust Bank of Alabama, N.A. Mr. Nichols serves as a director of Adtran, Inc. Mr. Thompson serves as a director of Orbital Sciences Corporation and Spacehab, Inc. Dr. Heinisch serves as a director of Nonvolatile Electronics, Inc. Dr. McGlaughlin serves as a director of Equifax, Inc., Choice Print, Inc., American Business Products, Inc., and Tool Systems, Inc.


                    BOARD COMMITTEES AND ATTENDANCE

     Under a policy adopted by the Board of Directors, each of the Audit, Stock Option and Compensation Committees of the Board of Directors must be composed of at least two (2) outside directors who rotate off the committee every three
(3) years. Mr. Wynn, Dr. DePoy, and General Odom served as members of the Audit Committee from September 1, 1997, through January 8, 1998. From January 9, 1998, through August 31, 1998, Mr. Wynn, Dr. Heinisch, Dr. DePoy and General Odom served as members of the Audit Committee of the Board of Directors. The Audit Committee reviews the services provided by the Company's independent accountants. During the fiscal year ended August 31, 1998, the Audit Committee held two (2) meetings, and all committee members were present. From September 1, 1997, through January 8, 1998, Dr. Heinisch, General Odom and Mr. Thompson served as members of the Executive Officer Compensation Committee of the Board of Directors. Dr. Heinisch, Dr. McGlaughlin and Mr. Thompson served as members of that committee from January 9, 1998, through August 31, 1998. The Executive Officer Compensation Committee recommends to the Company's Board of Directors the salary and cash bonus for the Company's Chief Executive Officer and the President and Chief Operating Officer. During the fiscal year ended August 31, 1998, the Executive Officer Compensation Committee held one meeting. From September 1, 1997, through August 31, 1998, Mr. Thompson and Dr. DePoy served as members of the Stock Option Committee. The Stock Option Committee administers the Company's 1989 Incentive Stock Option Plan, the Company's 1988

Employees' Stock Purchase Plan, the Company's 1991 Stock Option Plan, the Company's 1997 Stock Option Plan and the Company's Non-Employee Officer and Director Stock Option Plan. During the fiscal year ended August 31, 1998, the Stock Option Committee held no meetings, but took action by unanimous written consent on nine (9) occasions. During the fiscal year ended August 31, 1998, Messrs. Horgen, Mruz, Nichols and Wynn served as members of the Executive Committee of the Board of Directors. The Executive Committee takes action on behalf of the Board of Directors when it is inconvenient or impossible for the entire Board of Directors to meet. During the fiscal year August 31, 1998, the Executive Committee held no meetings.

     During the fiscal year ended August 31, 1998, Dr. Heinisch, Mr. Wynn and Dr. DePoy served as members of the Nominating Committee. The Nominating Committee reviews and recommends the selection of candidates to the Board of Directors. The Nominating Committee does not consider Board nominees recommended by shareholders. During the fiscal year ended August 31, 1998, the Nominating Committee held no meetings. The Nominating Committee adopted action by unanimous written consent of all committee members on October 20, 1998.

     The Board of Directors is responsible for suitable oversight of the Company's performance, integrity, and compliance with strategic objectives. As a part of this responsibility, the directors provide an annual written evaluation of the performance of the Company's Chairman and Chief Executive Officer and President. Additionally, the Board performs an annual, written self-evaluation of its own performance with respect to its responsibilities. Under a policy adopted by the Board of Directors, the membership of the Board will consist of a majority of outside directors, and each outside Board member will serve on at least one committee. In addition, the policy requires after one year of service, each director must own 2,000 shares of Common Stock to qualify for continued participation and requires mandatory retirement of directors at age 70 years.

     During the fiscal year ended August 31, 1998, the Board of Directors held four (4) meetings, and all directors were present at such. The Board of Directors also adopted action by unanimous written consent of all directors on four (4) occasions during the fiscal year ended August 31, 1998.


                        EXECUTIVE COMPENSATION

Compensation Summary
--------------------

     The following table summarizes for the last three completed fiscal years the compensation of Chris H. Horgen and Michael J. Mruz, who served as Chairman of the Board and Chief Executive Officer, respectively, of the Company during the last fiscal year, and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended August 31, 1998 (the "Named Executive Officers").


                                         SUMMARY COMPENSATION TABLE
                                         --------------------------
                                                                                Long-Term
                                              Annual Compensation               Compensation
                                              -------------------               -------------

                                                                                  Shares of
                                                                                  Stock
                                                                 Other            Underlying
Name and                                                         Annual           Options      All Other
Principal Position             Year      Salary      Bonus       Compensation     Awarded      Compensation
--------------------------     ----      ------      -----       ------------     ----------   ------------
                                          (1)                        (2)                           (3)
Chris H. Horgen, Chairman      1998     $260,477   $140,000(4)        -              N/A         $15,168
of the Board                   1997     $243,689   $109,000           -              N/A         $12,874
                               1996     $227,300   $115,000           -           105,000        $13,673

Michael J. Mruz(5),            1998     $245,921   $140,000(4)        -              N/A         $15,307
Chief Executive Officer,       1997     $221,550   $109,000           -              N/A         $12,793
President, Chief Operating     1996     $221,069   $115,000       $44,105(6)         N/A         $13,144
Officer and Officer

James C. Moule,                1998     $198,584    $50,000(4)        -              N/A         $14,913
President, Navy and Air        1997     $183,590    $60,000           -             9,000        $12,771
Force Business Operations      1996     $158,946    $60,000           -             9,000        $14,246

Michael W. Solley,             1998     $161,205    $75,000(4)        -              N/A         $14,665
Executive Vice President       1997     $150,940    $60,000           -              N/A         $12,734
                               1996     $125,695    $90,000           -            18,000        $13,382

James M. Coward,               1998     $154,327    $55,000(4)        -              N/A         $14,063
Corporate Vice President and   1997     $141,828    $44,000           -              N/A         $12,906
Chief Marketing Officer        1996     $127,471    $55,000           -            12,000        $13,950

(1)  Includes  the  following   amounts   deferred  by  the  Named
     Executive Officers under the Company's Retirement Plan:


                                  Fiscal  Year Ended August 31
                                 ------------------------------

Name                               1996       1997       1998
----                               ----       ----       ----

Chris H. Horgen                  $10,583    $ 9,500    $10,000
Michael J. Mruz                    9,500      9,500     10,000
James C. Moule                     8,758     12,333      9,363
Michael W. Solley                  4,341      4,220      3,216
James M. Coward                    7,301     13,393      9,514

     Also includes the following amounts deferred by the Named Executive Officers under the Company's Cafeteria Plan:

                                  Fiscal  Year Ended August 31
                                 ------------------------------

Name                               1996       1997       1998
----                               ----       ----       ----

Chris H. Horgen                   $1,164     $1,317     $2,939
Michael J. Mruz                    1,018        992      2,000
James C. Moule                     1,458      2,627      4,114
Michael W. Solley                  1,237      1,273      1,033
James M. Coward                    2,227      2,539      3,240

(2) "Other Annual Compensation" for each of the named executives does not include the value of certain perquisites or other personal benefits, if any, furnished by the Company to the Named Executive Officers (or for which it reimburses the Named Executive Officers), unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for any Named Executive Officer.

(3) "All Other Compensation" is composed of Company contributions to the Company's Retirement Plan and forfeiture allocations under that retirement plan in fiscal years ended August 31, 1996, 1997 and 1998 for the benefit of the Named Executive Officers.

(4) Bonus amounts paid in fiscal year 1999 for services rendered in fiscal year 1998.

(5) On August 16, 1994, Mr. Mruz commenced employment with the Company as President. Mr. Mruz became the Company's Chief Operating Officer and a director on September 1, 1994, and became the Company's Chief Executive Officer on September 1, 1997.

(6)  Moving expenses associated with Mr. Mruz's relocation to Huntsville.


Stock Option Grants, Exercises and Fiscal Year End Values
---------------------------------------------------------

     The Company from time to time awards stock options to executive officers and other key employees pursuant to two stock option plans approved by the shareholders of the Company. Commencing January 9, 1997, members of the Stock Option Committee, which administers those two plans, are eligible to receive options under those plans.

     Information concerning the stock options granted during the last fiscal year to the Named Executive Officers is as follows:

                          OPTION GRANTS IN FISCAL YEAR ENDED AUGUST 31, 1998
                          --------------------------------------------------
                                                                                                     Potential Realizable
                                                                                                     Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                     Price Appreciation
                                        Individual Grants                                            For Option Term
---------------------------------------------------------------------------------------------------  ---------------------
                                                   Percent of
                                  Number of        Total Options                Grant
                                  Securities       Granted to       Exercise    Date    Option
                       Type of    Underlying       Employees        Price Per   Market  Expiration
Name                   Option     Options Granted  in Fiscal Year   Share       Price   Date           5%       10%
----                   -------    ---------------  ---------------  ----------  ------  ----------     --       ---

Michael J. Mruz      Incentive(1)     20,000           4.35%          $25.00    $25.00   09/02/02   $138,141  $305,255
Michael W. Solley    Incentive(1)      8,000           1.74%          $23.50    $23.50   11/28/02    $51,941  $114,776
James M. Coward      Incentive(1)      8,000           1.74%          $23.50    $23.50   11/28/02    $51,941  $114,776

------------------
*Less than 1%

(1) The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Options grants, exceeds such maximum, the Incentive Option will be treated as a non-statutory option to the extent of such excess.

     No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period, but not later than five years from the date the option is granted.

     The following table sets forth certain information concerning exercises of options during the last fiscal year by the Named Executive Officers and the values as of August 31, 1998, of the unexercised stock options held by the Named Executive Officers under the Company's two stock option plans:


               AGGREGATED FISCAL YEAR OPTION EXERCISES AND STOCK OPTION
                                VALUES AT AUGUST 31, 1998
                                                      Number of Shares            Value of Unexercised
                                                      Underlying Unexercised      In-the-Money Options
                                                      Options at Fiscal Year      at Fiscal Year End(2)

                     Number of Shares
                     Acquired On        Value
Name                 Exercise           Realized    Exercisable  Unexercisable   Exercisable  Unexercisable
----                 ----------------  -----------  -----------  -------------   -----------  -------------
                                           (1)

Chris H. Horgen           35,000        $437,500          N/A       35,000               N/A     $275,625
Michael J. Mruz              N/A             N/A      150,000       20,000        $2,018,250          N/A
James C. Moule             1,534         $26,803       10,502        9,001           $59,310      $15,104
Michael W. Solley          8,511        $140,520       17,742       25,002          $153,501      $80,790
James M. Coward            7,530        $101,357          N/A       21,000               N/A      $36,285

__________________

(1) Values realized are calculated by subtracting the exercise price from the closing market price of the Common Stock as of the exercise date(s).

(2) Values are calculated by subtracting the exercise price from the $20.125 per share closing market price of the Common Stock on August 31, 1998, as quoted on the Nasdaq National Market.


Compensation of Directors
-------------------------

       In the fiscal year ended August 31, 1998, directors of the Company, other than those who also served as officers of the Company, received a director's fee of $11,000 for attendance at regular Board meetings, $1,200 for each special meeting of the Board that they attended and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings. No fee was paid for attendance at committee meetings during the fiscal year.

       In addition to the annual director's fee, non-employee directors of the Company are eligible to receive option grants under the Company's Non-Employee Officer and Director Stock Option Plan (the "Non-Employee Plan"). The Company adopted and the shareholders approved the Non-Employee Plan effective August 9, 1988. The Non-Employee Plan is administered by the Stock Option Committee of the Board of Directors.

       The Non-Employee Plan covers 109,999 shares of the Company's Common Stock. Officers and directors who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Non-Employee Plan. The Stock Option Committee determines the non-employee officers and directors of the Company who are granted options and the number of shares subject to each such option. Options may be granted to purchase shares at 100% of the fair market value of the shares on the date of grant. No non-employee officer or director may be granted options to purchase in excess of 35% of the total number of shares authorized for grant under the Non-Employee Plan. The options are exercisable immediately upon the date of grant and expire five years after the date of grant. Options are nontransferable and may be exercised only while the optionee is serving as a non-employee officer or director of the Company and during various limited periods after death, retirement, or other termination of service. The Non-Employee Plan terminates on October 24, 2003; however, options outstanding at the date of expiration of the Non-Employee Plan may be exercised within the period provided in such options.

       During the fiscal year ended August 31, 1998, Dr. DePoy, Dr. Heinisch, General Odom, Mr. Thompson and Mr. Wynn were each granted an option to purchase 1,000 shares of Common Stock at an average per share exercise price of $23.375.

Employment Contracts, Termination of Employment
and Change-In-Control Arrangements
-----------------------------------------------

       On June 6, 1994, the Company entered into an Employment Agreement (the "Agreement") with Michael J. Mruz to serve as President and Chief Operating Officer of the Company. The Agreement was amended on September 1, 1997, to state that Mr. Mruz is employed as the Chief Executive Officer and President of the Company. The Agreement automatically renews on a year-to-year basis. The Agreement provides that Mr. Mruz will be paid an annual salary of $210,000, subject to increases as authorized by the Company. He may be awarded discretionary performance bonuses. Pursuant to the Agreement, on the date of his employment, the Company granted Mr. Mruz incentive stock options to purchase 45,000 shares (after giving effect to the Company's most recent 3-for-2 stock split) of Common Stock and non-statutory stock options to purchase 105,000 shares (after giving effect to the Company's most recent 3-for-2 stock split) of Common Stock, both options having exercise prices equal to the fair market value of the Common Stock on the date of grant. These options were granted under the 1991 Stock Option Plan and are subject to all the terms of that plan. Also, pursuant to the Agreement, on September 1, 1994, the Company granted Mr. Mruz an option to purchase up to 70,000 shares of Common Stock for 90% of the fair market value of the Common Stock on the date the option is exercised. On September 1, 1994, Mr. Mruz exercised that option. The shares purchased by Mr. Mruz on exercise of this option are restricted and may not be sold by Mr. Mruz without compliance with applicable securities laws and a right of first refusal in favor of the Company which commenced two years after the date on which the stock was purchased. The employment of Mr. Mruz will terminate upon his death or disability, upon 60 days' prior written notice by either party, or for good cause. If Mr. Mruz is terminated by the Company on 60 days' prior written notice within five years of his employment date, he will be paid, as additional compensation, six months' salary from the date of termination.

       On November 2, 1998, the Company entered into an Employment Agreement (the "Agreement") with Charles A. Leader to serve as President and Chief Operating Officer of the Company. The Agreement is for a two-year term and thereafter automatically renews on a year-to-year basis. The Agreement provides that Mr. Leader will be paid an annual salary of $250,000, subject to increases as authorized by the Company. He may be awarded discretionary performance bonuses. Pursuant to the Agreement, on the date of his employment, the Company granted Mr. Leader incentive stock options to purchase 14,633 shares of Common Stock and non-statutory stock options to purchase 75,367 shares of Common Stock, both options having exercise prices equal to the fair market value of the Common Stock on the date of grant. These options were granted under the 1997 Stock Option Plan and are subject to all the terms of that plan. The employment of Mr. Leader will terminate upon his death or disability, upon 60 days' prior written notice by either party, or for good cause. If Mr. Leader is terminated by the Company on 60 days' prior written notice within five years of his employment date, he will be paid, as additional compensation, six months' salary which will be paid over the six month period commencing on the date of termination.

Compensation Committee Interlocks and Insider
Participation in Compensation Decisions
---------------------------------------------

       The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee of the Company's Board of Directors. From September 1, 1997, through January 8, 1998, Dr. Heinisch, Mr. Thompson and General Odom served as members of the Executive Officer Compensation Committee of the Board of Directors. Dr. Heinisch, Dr. McGlaughlin and Mr. Thompson served as members of that committee from January 9, 1998, through August 31, 1998. Responsibility for determination of the compensation of all other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

       The Stock Option Committee, which administers the Company's stock option plans and the Non-Employee Officer and Director Stock Option Plan, is appointed by the Board of Directors. From September 1, 1997, through August 31, 1998, Mr. Thompson and Dr. DePoy served as members of the Stock Option Committee. The Stock Option Committee may award both incentive stock options and non-statutory stock options to non-employee directors, executive officers, and other key employees. During the fiscal year ended August 31, 1998, the Stock Option Committee awarded a total of 460,040 stock options, 99,500 of which were awarded to executive officers and 5,000 of which were awarded to five (5) non-employee directors.

       During the year ended August 31, 1998, none of the executive officers of the Company served as a director or member of the compensation committee (or board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company or as a member of the Company's Executive Officer Compensation Committee.

Executive Officer Compensation Committee Report on Executive Compensation
-------------------------------------------------------------------------

       Compensation of the executive officers consists principally of a regular monthly salary, an annual bonus and stock options. The regular monthly salary for the executive officers is generally established at the beginning of each fiscal year. Each executive officer may be eligible for a bonus award at the end of each fiscal year.

       The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee. Responsibility for determination of the compensation of other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

       In establishing the compensation of Mr. Horgen and Mr. Mruz for the fiscal year that began September 1, 1997, the Executive Officer Compensation Committee considered, among other matters, the regular monthly salary and bonuses paid to Mr. Horgen and Mr. Mruz during the previous fiscal year, the rate of inflation, raises given to other employees of the Company, performance evaluations, the total compensation paid other employees of the Company, the compensation ranges for other executive officers of ten (10) comparable companies, and the financial performance of the Company. Although the above factors were considered by the Executive Officer Compensation Committee, there was no quantitative weight assigned to any of the factors considered and the decision regarding regular monthly salary and bonus compensation was subjective.

       The factors considered by Mr. Horgen and Mr. Mruz in determining the compensation of other executive officers include the executive's overall contribution to the Company, his or her level of experience, comparable salaries within the industry, salaries paid other executives of the Company, evaluations of the executive and the Company's performance. No quantitative weight is assigned to the various factors considered by Mr. Horgen and Mr. Mruz, and the decision regarding regular monthly salary and bonus compensation is subjective.

       The Stock Option Committee of the Board may award both incentive stock options and non-statutory stock options to the executive officers. During the fiscal year ended August 31, 1998, the Stock Option Committee awarded a total of 460,040 stock options, of which 99,500 shares were awarded to the executive officers. The Stock Option Committee, in awarding stock options, considers primarily the executive's contribution to the success of the Company. This is a subjective determination.


Executive Officer             Stock Option
Compensation Committee        Committee
-----------------------       ------------


Roger P. Heinisch           Phil E. DePoy             Chris H. Horgen, Chairman of the Board
James R. Thompson, Jr.      James R. Thompson, Jr.    Michael J. Mruz, Chief Executive Officer and Director
Daniel W. McGlaughlin
William E. Odom

Performance Graph
-----------------

       The following graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Software and Services industry index for the five year period ended August 31, 1998.


                  COMPARATIVE OF FIVE-YEAR TOTAL RETURNS
     NICHOLS RESEARCH CORPORATION, S&P 500, S&P SOFTWARE AND SERVICES
                   (Performance Results Through 8/31/98)


Measurement Period  (Fiscal                    S&P 500    S&P Software
Year Ended August 31)                NRES      Index      and Services
---------------------------        --------    -------    ------------


Measurement Pt - 8/31/93           $100.00     $100.00     $100.00
1994                               $ 96.00     $106.00     $128.00
1995                               $148.00     $129.00     $188.00
1996                               $258.00     $156.00     $242.00
1997                               $306.00     $219.00     $440.00
1998                               $242.00     $264.00     $515.00


       Total shareholder return was determined by adding (a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and (b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on August 31, 1993, in the Company's Common Stock, in the Standard & Poor's 500 Stock Index companies, and in the Standard & Poor's Software and Services industry index companies.


                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Company leases (pursuant to a lease which expires December 31, 2000) 17,850 square feet of office facilities in Huntsville, Alabama, at an annual rental of $133,875, or $7.50 per square foot, from High Tech Properties, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-sixth interest. The Company leases (pursuant to a lease which expires August 31, 2000) another 40,000 square feet of office space in Huntsville, Alabama, at an annual rental of $420,000, or $10.50 per square foot, from Parkway Properties I, a general partnership in which Roy J. Nichols and Chris
H. Horgen each own a one-fourth interest. In addition, the Company leases (pursuant to a lease which expires on February 28, 2002) another 40,899 square feet of office space in Huntsville, Alabama, at an annual rental of $429,440, or $10.50 per square foot, from Parkway Properties II, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-fifth interest. In the opinion of the disinterested members of the Board of Directors, the rental payments under these leases are on terms no less favorable to the Company than those available from unrelated third parties. Additionally, the Board of

Directors has adopted a resolution providing that the Company will not enter into leases or other transactions with officers, directors, principal shareholders or their affiliates unless the transactions have been approved by a majority of disinterested directors and are on terms no less favorable to the Company than those which could be obtained from unaffiliated parties. In fiscal year 1998, total lease payments to High Tech Properties were $133,875, total lease payments to Parkway Properties I were $420,000, and total lease payments to Parkway Properties II were $429,440.

       John R. Wynn, who is a director of the Company, is a member-shareholder in the Huntsville, Alabama law firm of Lanier Ford Shaver & Payne P.C., general counsel to the Company. Fees paid in fiscal year 1998 by the Company to that firm did not exceed 5% of the gross revenues of that firm for such year.


                             SECTION 16(A) BENEFICIAL
                          OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on a review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the one year period ended August 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of a Form 4 that was filed late by Roger P. Heinisch, Director, which reported one (1) transaction.


                                 PROPOSAL 2

                 AMENDMENT TO INCREASE NUMBER OF SHARES ISSUABLE
                      UNDER THE NICHOLS RESEARCH CORPORATION
                        1988 EMPLOYEES' STOCK PURCHASE PLAN

Description of Proposed Amendment
---------------------------------

       On August 20, 1998, the Board of Directors adopted the following Amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares which may be issued upon exercise of options under the Stock Purchase Plan by 1,000,000 shares of the Company's Common Stock:

       Effective upon approval by the shareholders of the Company, the first sentence of Section 4.6 of the Plan is amended to increase by 1,000,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 1,769,999 shares of Capital Stock.

       The Amendment to the Stock Purchase Plan was adopted in order to ensure that sufficient shares of Common Stock would be available for purchase by employees of the Company. The Amendment will be effective upon approval of the shareholders.

       The Board of Directors recommends a vote FOR Proposal 2.

Current Plan Features
---------------------

       The Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The Stock Purchase Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee").

       The Stock Purchase Plan covers 769,999 shares of the Company's Common Stock. All regular, full-time employees of the Company and such subsidiaries as are designated by the Board are eligible for an option under the Stock Purchase Plan. On each March 1, June 1, September 1, and December 1, each eligible employee is granted a nontransferable option to purchase Common Stock on the last day of the option period. Option periods are three month periods beginning on March 1, June 1, September 1, and December 1, and ending on the next May 31, August 31, November 30, or February 28, respectively. Options expire at the end of each option period. An employee may exercise the option granted to him only by authorizing payroll deductions. As of the last day of the option period, the amount of payroll deductions during such option period are used to purchase whole shares of Common Stock under the employee's option. The price for Common Stock purchased under each option is 85% of its fair market value on the last day of the option period. The market value of the Company's Common Stock was $23.50 at November 30, 1997; $26.625 at February 28, 1998; $24.00 at May 31, 1998; and $20.125 at August 31, 1998.

       The grant of options to an employee and his right to purchase shares are subject to certain limitations in the Stock Purchase Plan. An employee may not be granted an option if the employee would own (as determined under the Internal Revenue Code) 5% or more of the voting power or value of all classes of stock of the Company or any of its subsidiaries immediately after the option is granted, or if options under the Stock Purchase Plan or other plans qualified under the same provision of the Internal Revenue Code would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. Further, an employee may not purchase in an option period more than the number of shares equal to 10% of his annual basic rate of compensation divided by 85% of the fair market value of the Common Stock, both determined on the last day of the option period.

       The grant or exercise of an option under the Stock Purchase Plan will not have a tax impact on the employee or the Company. If the employee disposes of the Common Stock acquired upon the exercise of the option after at least two years from the date of grant and one year from the date of exercise, then the employee must treat as ordinary income the amount by which the lesser of (1) the fair market value of the Common Stock at the time of disposition, or (2) the fair market value of the Common Stock at the date of grant exceeds the exercise price. Any gain above this amount of ordinary income will be treated as long-term capital gain. If an employee holds Common Stock at the time of the employee's death, the holding period requirements are automatically deemed to have been satisfied and ordinary income must be realized by the employee in the amount by which the lesser of (1) the fair market value of the Common Stock at the time of death, or (2) the fair market value of the Common Stock at the date of grant exceeds the exercise price. The Company will not be allowed a deduction if the holding period requirements are satisfied.

       If an employee disposes of Common Stock before the expiration of two years from the date of grant and one year from the date of exercise, then the employee must treat as ordinary income the excess of the fair market value of the Common Stock on the date of exercise of the option over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending upon whether the Common Stock was held for more than one year after the date of exercise. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the employee.


Plan Benefits to be Received
----------------------------

       The benefits or amounts that will be received by or allocated to the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers under the Stock Purchase Plan are not determinable because the purchase price for the Common Stock under the Stock Purchase Plan is based upon the fair market value of the Common Stock in future periods, which cannot be determined at this time.


                              PROPOSAL 3

            AMENDMENT TO CHANGE  EXERCISE PRICE OF OPTIONS
            ISSUED UNDER THE NICHOLS RESEARCH CORPORATION
                  1988 EMPLOYEES' STOCK PURCHASE PLAN


Description of Proposed Amendment
---------------------------------

       On November 5, 1998, the Board of Directors adopted the following Amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan (the "Stock Purchase Plan") to change the exercise price of options issued under the Stock Purchase Plan to 85% of the fair market value of the Common Stock on the first day of the Option Period or the last day of the Option Period, whichever is less:

            Subject to shareholder approval, effective March 1, 1999, for any Option Period, the exercise price of each Option shall be the lesser of:

            (a) 85% of the fair market value of the Stock on the first day of the Option Period, or

            (b) 85% of the fair market value of the Stock on the last day of the Option Period.

       The Amendment to the Stock Purchase Plan was adopted in order to permit employees to purchase Common Stock at the lowest price permissible under the Internal Revenue Code. The Amendment will be effective March 1, 1999, if approved by the shareholders.

       The Board of Directors recommends a vote FOR Proposal 3.


Current Plan Features
---------------------

       See discussion under Proposal 2 above.


Plan Benefits to be Received
----------------------------

       The benefits or amounts that will be received by or allocated to the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers under the Stock Purchase Plan are not determinable because the purchase price for the Common Stock under the Stock Purchase Plan is based upon the fair market value of the Common Stock in future periods, which cannot be determined at this time.


                                  PROPOSAL 4

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors of the Company has appointed Ernst & Young LLP, as the Company's independent public accountants to audit the financial statements of the Company for the current fiscal year ending August 31, 1999, and to perform other appropriate accounting services. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP, is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if he so desires.

       The Board of Directors recommends a vote FOR Proposal 4.


              DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS

       Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in its 1999 Proxy Materials no later than August 9, 1999.

                                 OTHER

       Management does not know of any other matters to be presented at the Meeting for action byshareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matter.




UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO PATSY L. HATTOX, SECRETARY, NICHOLS RESEARCH CORPORATION, P.O. BOX 400002, HUNTSVILLE, ALABAMA 35815-1502, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                  By order of the Board of Directors,



                                  Patsy L. Hattox
                                  Secretary


DATED:  December 7, 1998

                     NICHOLS RESEARCH CORPORATION
               PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            January 14, 1999


THIS PROXY IS SOLICITED ON BEHALF OF THE NICHOLS RESEARCH CORPORATION BOARD OF DIRECTORS.

       The undersigned hereby appoints Chris H. Horgen and Patsy L. Hattox, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of Common Stock of Nichols Research Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on January 14, 1999, or any adjournment(s) thereof. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.

       In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment(s) thereof. If any named nominee is not able to serve, the Proxies may vote for such other person or persons nominated in accordance with their best judgment.

(Continued, and to be marked, dated and signed, on the other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

   1.    ELECTION OF DIRECTORS


         / / FOR all nominees listed to the right (except as marked to the contrary)

         / /  WITHHOLD AUTHORITY to vote for all nominees listed to the right.


         NOMINEES: Chris H. Horgen, Michael J. Mruz, Charles A. Leader, Roy J. Nichols, Patsy L. Hattox, Roger P. Heinisch, John R. Wynn, William E. Odom, James R. Thompson, Jr., Phil E. DePoy, Thomas L. Patterson, David W. McGlaughlin and David Friend


         (INSTRUCTION:   To  withhold  authority  to vote  for  any  individual
         nominee, write that nominee's name in the space provided below.)

         ______________________________________________________________________


   2. Approval of the Amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan to increase the number of shares thereunder by 1,000,000 shares.


         / /  FOR        / /   AGAINST   / /   ABSTAIN


   3. Approval of the Amendment to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan to change the exercise price of options issued under that plan to 85% of the fair market value of the Common Stock on the first day of the Option Period or the last day of the Option Period, whichever is less.


         / /  FOR        / /   AGAINST   / /   ABSTAIN


   4.    Ratification   of  Ernst  &  Young  LLP  as  the  independent   public
         accountants of the Company.


         / /  FOR        / /   AGAINST   / /   ABSTAIN


   5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                         Dated:____________________, 199__



                         ____________________________________________
                                         (Signature)



                         ____________________________________________
                                  (Signature if held jointly)



PLEASE  SIGN,  DATE,  AND RETURN THE PROXY CARD  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.